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                                                                   EXHIBIT 10.15




                                 PROMISSORY NOTE


$1,500,000.00                                                   MARCH 1, 2000


FOR VALUE RECEIVED, the undersigned, Michael S. Jeffries, promises to pay to the order of Abercrombie & Fitch Co., a Delaware corporation, the principal sum of One Million, Five Hundred Thousand Dollars ($1,500,000.00), with interest thereon at the rate of six-and-one-half percent (6.5%) per annum, said principal and all accrued interest thereon being payable in full on August 28, 2000.

The undersigned reserves the privilege of prepaying all or a portion of the principal balance hereof at any time without penalty.

All persons now or hereafter liable for the principal amount due on this Note or any part hereof do expressly waive presentment for payment, notice of dishonor, protest and notice of protest and agree that the time for the payment of this Note may be extended without releasing or otherwise affecting their liability on this Note, or any other security agreements or guarantees, if any, securing this Note.

This Note was signed at Reynoldsburg, Ohio and shall be construed in accordance with and governed by the provisions of the laws of the State of Ohio. Any failure of Abercrombie & Fitch Co. or the legal holder hereof to exercise any option herein provided upon default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent default. The undersigned hereby agrees that the maturity of all or any part of the indebtedness evidenced hereby may be postponed or extended without prejudice to his liability on this Promissory Note.

If any provision of this Note is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable or invalid, or hereafter rendered void, voidable or otherwise unenforceable or invalid, the remainder of this Note shall not be affected by, but shall be construed as if it does not contain such provision.





                                                     /s/ Michael S. Jeffries
                                                     ----------------------
                                                     Michael S. Jeffries